SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 23, 2014

Date of Report (Date of Earliest Event Reported)

Twentyfour/seven Ventures, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55175	20-8594615
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

132 W. 11th Avenue, Denver CO	80204
(Address of principal executive offices)	(Zip Code)

(720) 266-6996

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 23, 2014, the registrant entered into a Securities Purchase Agreement with KBM Worldwide, Inc., a New York corporation with its address at 80 Cuttermill Road, Suite 410, Great Neck, NY 11021.  There are no relationships between the registrant and KBM outside of this agreement.

Under this agreement, the registrant will sell KBM an 8% convertible note in the aggregate principal amount of $42,500, which is convertible into common shares of the registrant, $0.001 par value per share.  There are 18,690,000 shares reserved for issuance upon conversion of the note.  The note matures nine months from the issuance of the note.  Any amount not paid when due will accumulate interest at 22% per annum from the due date.  After 180 days have passed since the issuance of the note, the note will be convertible into common shares.  The conversion price is 58% of the registrant’s market price, which is the average of the lowest three closing bid prices of the registrant during the last ten trading days.  KBM cannot convert more than 4.99% of the issued and outstanding common shares at any one time.

At any time within the first 30 days after the note has been issued, the registrant may prepay the note by paying 115% of the outstanding principal amount of the note together with the accrued and unpaid interest.  For any time between 31 and 60 days after the note has been issued, the registrant may prepay the note by paying 120% of the outstanding principal amount of the note together with the accrued and unpaid interest.  For any time between 61 and 90 days after the note has been issued, the registrant may prepay the note by paying 125% of the outstanding principal amount of the note together with the accrued and unpaid interest.  For any time between 91 and 120 days after the note has been issued, the registrant may prepay the note by paying 130% of the outstanding principal amount of the note together with the accrued and unpaid interest.  For any time between 121 and 150 days after the note has been issued, the registrant may prepay the note by paying 135% of the outstanding principal amount of the note together with the accrued and unpaid interest.  For any time between 151 and 180 days after the note has been issued, the registrant may prepay the note by paying 140% of the outstanding principal amount of the note together with the accrued and unpaid interest.  After this point, there is no further right of prepayment.

In addition, there is a sum of $2,500 to be paid by the registrant to KBM’s counsel for the preparation of documentation related to the transaction.

Should the registrant default on the note, it is immediately due and payable.  The minimum amount due is greater of 150% times the outstanding principal and unpaid interest or the highest number of shares issuable upon conversion of the default sum to be paid multiplied by the highest closing price for the common stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the mandatory prepayment date.

Under the securities purchase agreement, the registrant agrees to file all necessary SEC filings related to the issuance of the shares.

Item 2.03 – Creation of a Direct Financial Obligation

On July 23, 2014, the registrant entered into a share purchase agreement with KBM, as described above.  Under this agreement, KBM purchased a $42,500 convertible note.  This note is to be repaid within 9 months of the issuance of the note.  It bears an interest rate of 8% per annum, and is convertible into common shares of the registrant after 180 days have passed since the issuance of the note.  In addition, the registrant has agreed to pay a sum of $2,500 to KBM’s counsel for the preparation of documentation related to the transaction.

Item 3.02 – Unregistered Sales of Equity Securities

On July 23, 2014, the registrant entered into a share purchase agreement with KBM, as described above.  The registrant has set aside 18,690,000 common shares for this agreement.  These shares will be convertible after 180 days at 58% of the registrant’s market price, which is the average of the lowest three closing bid prices of the registrant during the last ten trading days.  KBM cannot convert more than 4.99% of the issued and outstanding common shares at any one time.

These shares are exempt under Section 4(a)(2) of the Securities Act, as KBM is able to bear the investment’s economic risk, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the shares to the public.  These shares may also be exempt under Rule 506 of Regulation D in the future.  These shares qualify under Rule 506(b) as no general solicitation was used to market the shares, the shares are not being sold to more than 35 non-accredited investors, and financial statement information has been made available to KBM.

Item 9.01 Financial Statements and Exhibits

a.

None

b.

Exhibits

10.1 – Share Purchase Agreement between Twentyfour/seven Ventures, Inc. and KBM Worldwide, Inc., signed July 23, 2014.

10.2 – Convertible note issued to KBM Worldwide, Inc. by Twentyfour/seven Ventures, Inc. signed July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Twentyfour/seven Ventures, Inc.

By:      /s/ Robert M. Copley, Jr.

Robert M. Copley, Jr.

Chief Executive Officer

Dated:  August 5, 2014